Exhibit 99.2

HEALTHSOUTH CORPORATION

OFFER TO EXCHANGE ALL OUTSTANDING

FLOATING RATE SENIOR NOTES DUE 2014 (CUSIP NOS. 421924BA8 AND U42268AJ8)

FOR

FLOATING RATE SENIOR NOTES DUE 2014 WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

AND

10.75% SENIOR NOTES DUE 2016 (CUSIP NOS. 421924BD2 AND U42268AK5)

FOR

10.75% SENIOR NOTES DUE 2016 WHICH HAVE BEEN REGISTERED

UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2007, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees:

As described in the enclosed prospectus, dated             , 2007 (as the same may be amended or supplemented from time to time, the “prospectus”), and letter of transmittal (the “letter of transmittal”), HealthSouth Corporation (the “Company”), is offering to exchange (the “exchange offer”) (i) an aggregate principal amount of up to $375,000,000 of its floating rate senior notes due 2014 which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for a like principal amount at maturity of the Company’s issued and outstanding floating rate senior notes due 2014 (the “floating rate restricted notes”) and (ii) an aggregate principal amount of up to $625,000,000 of its 10.75% senior notes due 2016 which have been registered under the Securities Act, for a like principal amount at maturity of the Company’s issued and outstanding 10.75% senior notes due 2016 (the “fixed rate restricted notes” and together with the floating rate restricted notes, the “restricted notes”). The exchange offer is being made in order to satisfy certain obligations of the Company contained in the registration rights agreement, dated as of June 14, 2006, by and among the Company, the subsidiary guarantors referred to therein and the initial purchasers referred to therein. Terms not defined herein shall have the respective meanings ascribed to them in the prospectus.

WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD RESTRICTED NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE OR WHO HOLD RESTRICTED NOTES REGISTERED IN THEIR OWN NAMES. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON             , 2007 UNLESS THE COMPANY EXTENDS THE EXCHANGE OFFER.

The Company will not pay any fees or commissions to you for soliciting tenders of restricted notes pursuant to the exchange offer. The Company will pay all transfer taxes, if any, applicable to the tender of restricted notes to it or its order, except as otherwise provided in the prospectus and the letter of transmittal.

Enclosed are copies of the following documents:

1.	A form of letter which you may send, as a cover letter to accompany the prospectus and letter of transmittal, to your clients for whose accounts you hold restricted notes registered in your name or the name of your nominee, with space provided for obtaining the client’s instructions regarding the exchange offer.

2.	The prospectus.

3.	The letter of transmittal for your use in connection with the tender of restricted notes and for the information of your clients, including a Substitute Form W-9 and Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 (providing information relating to U.S. federal income tax backup withholding).

Your prompt action is requested. Tendered restricted notes may be withdrawn, subject to the procedures described in the prospectus, at any time prior to 5:00 p.m., New York City time, on the expiration date.

To participate in the exchange offer, certificates for restricted notes, together with a duly executed and properly completed letter of transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such restricted notes into the account of The Bank of Nova Scotia Trust Company of New York (the “exchange agent”), at the Depository Trust Company, with any required signature guarantees, and any other required documents, must be received by the exchange agent by the expiration date as indicated in the prospectus and the letter of transmittal.

Additional copies of the enclosed material may be obtained from the exchange agent at its address or telephone number set forth on the first page of the letter of transmittal.

Very truly yours,

HEALTHSOUTH CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF HEALTHSOUTH CORPORATION OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFER, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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